Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2017, in the Registration Statement (Form S-1) and related Prospectus of Frontier Group Holdings, Inc. dated March 31, 2017.

/s/ Ernst & Young LLP

Denver, Colorado

March 31, 2017